Exhibit 99.1


Neurologix, Inc. Reports Third Quarter 2005 Financial Results

FORT LEE, NJ--Nov. 14, 2005--Neurologix, Inc. (OTCBB: NRGX), a leader in the development of innovative therapies for the brain and central nervous systems, today reported financial results for the quarter ended September 30, 2005.

The net loss for the three months ended September 30, 2005 was $996,000, or 4 cents per share, compared with a net loss for the third quarter of 2004 of $673,000 or 3 cents per share.

Research and development expenses for the quarter were $300,000, an increase of $29,000 from the comparable 2004 quarter. General and administrative expenses were $724,000, an increase of $292,000 from the comparable quarter in 2004. The increase is primarily attributable to expenses associated with higher headcount, legal and corporate consultations, higher accounting costs, stock option costs and costs associated with being a public company.

For the nine-month period ended September 30, 2005, the net loss was $3.5 million, or 14 cents per share, compared with a net loss for the same period in 2004 of $2.2 million, or 11 cents per share.

Research and development expenses for the first three quarters of 2005 were $1.6 million, an increase of $575,000 from the comparable 2004 quarter. General and administrative expenses were $2.0 million, an increase of $760,000 from the comparable quarter in 2004. The increase is primarily attributable to higher administrative, regulatory, legal and accounting costs as well as increased fees relating to research and development license agreements.

Cash, cash equivalents and short-term investments were approximately $5.0 million as of September 30, 2005.

"This past quarter has been a breakthrough for the Company, as we announced positive interim results from our landmark gene therapy clinical trial for patients with Parkinson's disease. We have been working toward this goal since the inception of the Company and the results that we saw were statistically significant and meaningful," stated Michael Sorell, M.D., Neurologix CEO. "Following such positive data, we have begun discussions with the FDA relating to a pivotal trial."

Board Appointments

The Board of Directors of the Company, at its meeting on November 9, 2005, appointed two new directors to serve on the Board. Elliot H. Singer was appointed as a Class II director to fill the vacancy created by the resignation of a director. John E. Mordock was appointed as a Class III director to fill a newly created director position. "We are excited and delighted with the appointment of Elliot and John, and know that they will make significant contributions to our Company," stated Sorell.

Restatement of earnings for the three months and six months ended June 30, 2005

The Company's financial statements for the three months and six months ended June 30, 2005, were restated to correct an error relating to the recording of compensation expense for certain stock options granted to Michael Sorell. As a result, an additional amount of $272,000 has been recorded in the second quarter of 2005 and has resulted in a restated three-month loss of $1.6 million and a six-month loss of $2.5 million. The entire amount of compensation expense related to these options is being amortized over the vesting period of the options. The third quarter results correctly reflect this expense. The restatement and expensing of these amounts do not have any impact on the Company's cash or liquidity. The Company filed an amendment to its second quarter Form 10-QSB to reflect this restatement.

About Neurologix

Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

* The Company is still in the development stage and has not generated any revenues. From inception through September 30, 2005, it has incurred net losses and negative cash flows from operating activities of $12,261,000 and $10,371,000 respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

* The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete, and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

* Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

* There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2004 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

                    NEUROLOGIX, INC. AND SUBSIDIARY
                     (A Development Stage Company)
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (UNAUDITED)
        (Amounts in thousands, except share and per share data)

                                                         September 30,
                                                             2005
                                                         -------------
ASSETS                                                    (UNAUDITED)
Current assets:
 Cash and cash equivalents                                     $2,272
 Investments being held to maturity                             2,781
 Prepaid expenses and other current assets                        100
                                                         -------------
   Total current assets                                         5,153

Equipment, less accumulated depreciation of $242                  163
Intangible assets, less accumulated amortization of $75           406
Investments in unconsolidated affiliates                            8
Other assets                                                        6
                                                         -------------
  Total Assets                                                 $5,736
                                                         =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                           $360
 Current portion of capital lease obligations                      16
                                                         -------------
  Total current liabilities                                       376

Capital lease obligations, net of current portion                   1
                                                         -------------
  Total Liabilities                                               377
                                                         -------------
Commitments and contingencies
Stockholders' equity:
 Preferred stock:
   Series A - $.06 per share cumulative, convertible 1-
    for-25 into common stock; $.10 par value; 500,000
    shares authorized, 645 shares issued and outstanding
    with an aggregate liquidation preference of $1 per
    share                                                          -
 Common stock:
   $.001 par value; 60,000,000 shares authorized,
   26,532,924 issued and outstanding                               27
Additional paid-in capital                                     18,616
Unearned compensation                                          (1,023)
Deficit accumulated during the development stage              (12,261)
                                                         -------------
  Total stockholders' equity                                    5,359
                                                         -------------
  Total Liabilities and Stockholders' Equity                   $5,736
                                                         =============



                           NEUROLOGIX, INC.
                     (A Development Stage Company)
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
        (Amounts in thousands, except share and per share data)

                                                              For the
                                                              period
                                                             February
                                                             12, 1999
                                                           (inception)
                                                              through
                      Nine Months           Three Months     September
                 Ended September 30,   Ended September 30,   30, 2005
                 -----------------------------------------------------
                     2005       2004       2005        2004
                 -----------------------------------------------------

Operating
expenses:
  Research and
   development      $1,613     $1,038       $300       $271    $6,596
  General and
   administrative
   expenses          1,993      1,233        724        432     5,513
                 -----------------------------------------------------
Loss from
 operations         (3,606)    (2,271)    (1,024)      (703)  (12,109)
                 -----------------------------------------------------

Other income
(expense):
Dividend,
 interest and
 other income          122         56         29         31       256
Interest expense-
 related parties        (3)       (20)        (1)        (1)     (408)
                 -----------------------------------------------------
  Other income
   (expense), net      119         36         28         30      (152)
                 -----------------------------------------------------
Net loss           $(3,487)   $(2,235)     $(996)     $(673) $(12,261)
                 =====================================================

Basic and diluted
 net loss per
 share              $(0.14)    $(0.11)    $(0.04)    $(0.03)
                 ============================================

Weighted average
 common shares
 outstanding,
 basic and
 diluted         25,409,082 20,177,602 26,530,061 22,521,404
                 ============================================


CONTACT:  Neurologix, Inc.
          Michael Sorell, 201-592-6451
          MichaelSorell@neurologix.net
          or
          Burns McClellan
          Media Relations:
          Justin Jackson, 212-213-0006
          jjackson@burnsmc.com
          or
          Investor Relations:
          Clay Kramer, 212-213-0006
          ckramer@burnsmc.com

SOURCE: Neurologix, Inc.


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